UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2006
PATTERSON-UTI ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	0-22664	75-2504748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4510 Lamesa Highway
Snyder, Texas	79549
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (325) 574-6300
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 2, 2006, Patterson-UTI Energy, Inc. (the “Company”) amended its unsecured revolving line of credit (the “Credit Agreement”) with a syndicate of banks of which Bank of America, N.A. is the Administrative Agent. The amendment increased the borrowing capacity under the Credit Agreement to $375 million and added new lenders as parties to the Credit Agreement.
Item 9.01. Financial Statements and Exhibits.
(d)	The following exhibit is furnished herewith:
10.1	Commitment Increase and Joinder Agreement dated as of August 2, 2006, among the Company, certain subsidiary guarantors of the Company party thereto, Bank of America, N.A., as Administrative Agent, and the other Lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.
	By:	/s/ John E. Vollmer III
Dated: August 21, 2006		John E. Vollmer III
Senior Vice President-Corporate Development, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit	Description
10.1	Commitment Increase and Joinder Agreement dated as of August 2, 2006, among the Company, certain subsidiary guarantors of the Company party thereto, Bank of America, N.A., as Administrative Agent, and the other Lenders party thereto.